Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 13, 2015 by and among UNILIFE MEDICAL SOLUTIONS, INC., a Delaware corporation (the “Borrower”), the other Creditor Obligors party hereto and ROS ACQUISITION OFFSHORE LP, a Cayman Islands exempted limited partnership (in its capacity as Lender and Collateral Agent, the “Lender”).

WHEREAS, the Borrower and the Lender are party to that certain Credit Agreement, dated as of March 12, 2014 (as amended on September 30, 2014 and June 30, 2015, and as further amended from time to time, the “Credit Agreement”), pursuant to which the Lender has extended credit to the Borrower on the terms set forth therein;

WHEREAS, the Lender has agreed to consider requests for additional draws under the Credit Agreement in an aggregate amount not to exceed $10,000,000 in its sole discretion on the terms and conditions set forth herein and in the Credit Agreement;

WHEREAS, the Borrower has requested that the Lender amend the Credit Agreement, as more fully described herein; and

WHEREAS, the Lender is willing to agree to such amendment, but only upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Amendment and the amended and restated Note delivered in connection herewith shall constitute Loan Documents for all purposes of the Credit Agreement and the other Loan Documents. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

2. Amendments.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

“Additional Delayed Draw Closing Dates” means the date of the making of each Additional Delayed Draw Loan hereunder.

“Additional Delayed Draw Commitment Amount” means $10,000,000.

“Additional Delayed Draw Loan” is defined in Section 2.5.

(b) The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Commitment Amount” means the Initial Commitment Amount, plus the Delayed Draw Commitment Amount, plus the Additional Delayed Draw Commitment Amount.

“Loans” means the Initial Loan, each Delayed Draw Loan and each Additional Delayed Draw Loan.

(c) Article II is hereby amended by adding the following as a new Section 2.5:

SECTION 2.5 Additional Delayed Draw Loans.

(a) On the terms and subject to the conditions of this Agreement, the Lender may, in its sole discretion, make term loans (each, an “Additional Delayed Draw Loan”) to the Borrower on each Additional Delayed Draw Closing Date in an amount determined by Lender (but in no event shall the aggregate amount of all such Additional Delayed Draw Loans exceed the Additional Delayed Draw Commitment Amount).

(b) The Borrower shall irrevocably request that the Additional Delayed Draw Loan be made by delivering to the Lender a Loan Request on or before 4:00 p.m. Eastern Time on a Tuesday and at least two Business Days prior to each Additional Delayed Draw Closing Date.

(c) The Lender may, in its sole discretion, on each Additional Delayed Draw Closing Date and subject to the terms and conditions hereof, make the Additional Delayed Draw Loan in the amount determined by Lender, but not greater than the amount requested in the applicable Loan Request, available to the Borrower by wire transfer to the account the Borrower shall have specified in its Loan Request.

(d) Section 3.2(d) is hereby amended and restated in its entirety as follows:

(d) Amounts repaid or prepaid in respect of the outstanding principal amount of the Loans shall be applied pro rata to the Initial Loan, each Delayed Draw Loan and each Additional Delayed Draw Loan.

(e) Article V is hereby amended by adding the following as a new Section 5.30:

SECTION 5.30 Conditions to Additional Delayed Draw Loans. The making of each Additional Delayed Draw Loan by the Lender shall be in the sole discretion of the Lender and subject to the satisfaction (or waiver in writing by the Lender) of each of the following conditions precedent and such other conditions as Lender may require in its sole discretion:

(a) The Lender shall have received a Closing Certificate, dated as of the Additional Delayed Draw Closing Date, as the case may be, and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time such certificate is delivered, such statements shall in fact be true and correct, and such statements shall include that except as disclosed in the disclosure letter dated the date hereof and delivered to the Lender on the date hereof (i) the representations and warranties set forth in each Loan Document (other than Section 6.14 of the Credit Agreement) shall, in each case, be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect), before and after giving effect to the making of the Additional Delayed Draw Loan and to the application of the proceeds thereof, as though made on and as of the date hereof, (ii) no Default shall have then occurred and be continuing, or would result from the Loan to be advanced on the Additional Delayed Draw Closing Date, as the case may be, and (c) all of the conditions set forth in Section 5.30 have been satisfied. All documents and agreements required to be appended to the Closing Certificate, if any, shall be in form and substance reasonably satisfactory to the Lender, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

(b) The Borrower shall have delivered a Loan Request to the Lender as required pursuant to Section 2.5, and immediately prior to each Additional Delayed Draw Closing Date, the Borrower shall have delivered to the Lender updates to Schedules 6.15(a), 6.16 and 6.22, each such updated Schedule to be complete and accurate in all material respects as of such Additional Delayed Draw Closing Date.

(c) All documents executed or submitted pursuant hereto by or on behalf of Holdings, the Borrower or any Subsidiary shall be satisfactory in form and substance to the Lender and its counsel, and the Lender and its counsel shall have received all information, approvals, resolutions, opinions, documents or instruments as the Lender or its counsel may reasonably request.

(f) The introductory paragraph of Article VI is hereby amended by replacing the phrase “Closing Date and on each Delayed Draw Closing Date” with “Closing Date, on each Delayed Draw Closing Date and on each Additional Delayed Draw Closing Date”.

(g) Each of Section 6.15(a), Section 6.16 and Section 6.22 is hereby amended by replacing the phrase “Closing Date or Delayed Draw Closing Date” in each such section with “Closing Date, Delayed Draw Closing Date or Additional Delayed Draw Closing Date”.

(h) Section 7.1 is hereby amended by (i) deleting “and” at the end of Section 7.1(m), (ii) replacing the period at the end of Section 7.1(n) with “; and”, and (iii) adding the following as a new Section 7.1(o):

(o) by 4:00 p.m. Eastern Time on each Monday, commencing October 12, 2015, a weekly budget for the following three months after the Additional Delayed Draw Closing Date, including in comparative form the figures and performance from the prior weeks’ budgets (other than for the first such week’s budget), in form and substance satisfactory to Lender; provided that the first weekly budget shall go through December 31, 2015.

(i) Article VII is hereby amended by adding the following as new Section 7.15:

SECTION 7.15 Board Observation Rights.

(a) The Borrower shall permit two (2) persons representing the Lender (the “Observers”) to attend and observe (but not vote) at all meetings of Holdings’ (or the Borrower’s or the Subsidiaries’, as applicable) board of directors and any committee thereof, whether in person, by telephone or otherwise. The Borrower shall, except with respect to emergency meetings of such boards of directors or any committee thereof, notify the Observers in writing at least three (3) Business Days in advance of (i) the date and time for each general or special meeting of such boards of directors or any committee thereof and (ii) the adoption of any resolutions or actions by written consent (describing, in reasonable detail, the nature and substance of such action). The general meetings shall take place on no less than a quarterly basis. The Borrower shall concurrently deliver to the Observers all notices and any materials delivered to the boards of directors or any committees thereof in connection with a board meeting or action to be taken by written consent, including a draft of any material resolutions or actions proposed to be adopted by written consent. Any such materials delivered to the Observers shall also be delivered by the Borrower to the Lender. The Observers shall be free prior to such meeting or adoption by consent to contact the board of directors and discuss the pending actions to be taken. The Observers shall be notified of emergency meetings of such boards of directors and any committee thereof within substantially the same amount of time as the directors of such boards or members of any such committee.

(b) The Borrower shall pay the Observers’ reasonable out-of-pocket expenses (including the cost of travel, meals and lodging) in connection with the attendance of such meetings.

(c) If an issue is to be discussed or otherwise arises at any meeting of the board of directors of the Borrower or committee thereof which, in the reasonable good faith judgment of the board of directors, is not appropriate to be discussed in the presence of an Observer in order to avoid a conflict of interest on the part of such Observer or to preserve an attorney-client privilege, then such issue may be discussed without such Observer being present and any materials delivered to the board of directors pertaining to such issue need not be delivered to such Observer, so long as such Observer is given notice of the occurrence of such judgment by the board of directors, that such Observer is being excused, and that certain materials will not be delivered to such Observer, and such Observer is provided a general description, which shall be true and correct in all material respects, of such withheld materials and matters discussed without such Observer present.

(j) Section 8.4(b) is hereby amended and restated in its entirety as follows:

(b) Minimum Liquidity. The Liquidity of the Borrower shall not at any time be less than $3,000,000. The Borrower shall maintain an amount equal to the amount required under this Section 8.4(b), along with its other cash and Cash Equivalent Investments, in a Controlled Account.

3. Conditions to Effectiveness of Amendment. This Amendment shall become effective upon receipt by:

(a) the Lender of a counterpart signature to this Amendment duly executed and delivered by the Borrower and each of the other Credit Obligors,

(b) the Lender of the amended and restated Note duly executed and delivered by an Authorized Officer of the Borrower,

(c) the Credit Obligors of a counterpart signature to this Amendment duly executed and delivered by the Lender,

(d) the Lender of a Secretary’s Certificate with respect to each U.S. Obligor, in substantially the form delivered on the Closing Date, duly executed and delivered by the signatories thereto and a verification certificate for each of Unilife Medical Solutions Pty Limited and Unitract Syringe Pty Ltd in substantially the form delivered on the Closing Date, in each case attaching resolutions of each such Person’s Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing the execution, delivery and performance of this Amendment and the amended and restated Note delivered in connection herewith to be executed by such Person and the transactions contemplated hereby and thereby,

(e) the Lender from each U.S. Obligor, a copy of a good standing certificate, dated a date reasonably close to the date hereof from its jurisdiction of formation, for each such Person,

(f) the Lender of an opinion of counsel to the Borrower and the other Credit Obligors in form and substance reasonably satisfactory to the Lender, and

(g) the Lender or its counsel of reimbursement for all fees and out-of-pocket expenses incurred by the Lender in connection with this Amendment and all other like expenses remaining unpaid as of the date hereof.

4. Expenses. The Borrower agrees to pay on demand all expenses of the Lender (including, without limitation, the fees and out-of-pocket expenses of Covington & Burling LLP, counsel to the Lender, and of local counsel, if any, who may be retained by or on behalf of the Lender) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other expenses of the Lender remaining unpaid as of the date hereof.

5. Representations and Warranties. The Credit Obligors represent and warrant to the Lender as follows:

(a) After giving effect to this Amendment, the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement or any other Loan Document (other than Section 6.14 of the Credit Agreement) shall except as disclosed in the disclosure letter dated the date hereof and delivered to the Lender on the date hereof, (i) with respect to representations and warranties that contain a materiality qualification, be true and correct in all respects on and as of the date hereof, and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date hereof, and except that the representations and warranties limited by their terms to a specific date shall be true and correct as of such date.

(b) After giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.

(c) (i) Each Credit Obligor has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (with respect to the Borrower) the amended and restated Note; (ii) this Amendment and (with respect to the Borrower) the amended and restated Note has been duly executed and delivered by the Credit Obligors and constitutes each of the Credit Obligors’ legal, valid and binding obligations, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity), and (iii) no authorization or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by any Credit Obligor of this Amendment or (with respect to the Borrower) the amended and restated Note.

(d) At the date of this Amendment, none of the Collateral (as defined in the General Security Deed) is located, or taken for the purposes of any stamp duty law to be located, in New South Wales.

6. No Implied Amendment or Waiver. Except as expressly set forth in this Amendment, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Lender under the Credit Agreement or the other Loan Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents, all of which shall continue in full force and effect. Nothing in this Amendment shall be construed to imply any willingness on the part of the Lender to agree to or grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

7. Reaffirmation of Security Interests. The Credit Obligors (i) affirm that each of the security interests and liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agree that this Amendment and the amended and restated Note shall in no manner impair or otherwise adversely affect any of the security interests and liens granted in or pursuant to the Loan Documents.

8. Reaffirmation of Guarantee. Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment and the amended and restated Note, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment, the amended and restated Note and all documents executed in connection herewith do not operate to reduce or discharge the Guarantor’s obligations under the Loan Documents.

9. Press Release. No Credit Obligor shall, and each Credit Obligor shall instruct its Affiliates not to, issue a press release or other public announcement or otherwise make any public disclosure with respect to this Amendment or the subject matter hereof without the prior consent of the Lender (which consent shall not be unnecessarily withheld or delayed), except as may be required by applicable Law (in which case the Credit Obligor required to make the release or statement shall allow the Lender reasonable time to comment on such release or statement in advance of such issuance).

10. Waiver and Release. TO INDUCE THE LENDER TO AGREE TO THE TERMS OF THIS AMENDMENT, EACH CREDIT OBLIGOR REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR RIGHTS OF RECOUPMENT WITH RESPECT TO OR DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS AND IN ACCORDANCE THEREWITH IT:

(a) WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF; AND

(b) RELEASES AND DISCHARGES THE LENDER, ITS AFFILIATES AND ITS AND THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH THE BORROWER EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

11. Counterparts; Governing Law. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of such when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

EXECUTED as a deed by each Australian Subsidiary.

UNILIFE MEDICAL SOLUTIONS, INC.			UNILIFE CORPORATION

By:	/s/ John C. Ryan		By:	/s/ John C. Ryan
	Name:	John C. Ryan		Name:	John C. Ryan
	Title:	Senior Vice President, General Counsel and Secretary		Title:	Senior Vice President, General Counsel and Secretary

UNILIFE CROSS FARM LLC

			By:	/s/ John C. Ryan
				Name:	John C. Ryan
				Title:	Senior Vice President, General Counsel and Secretary

Signature Page to Third Amendment to Credit Agreement

Executed by Unilife Medical Solutions Pty Limited in accordance with Section 127 of the Corporations Act 2001

/s/ Alan Shortall	f	/s/ Ramin Mojdeh	f
Signature of director		Signature of director

Alan Shortall		Ramin Mojdeh
Name of director (print)		Name of director (print)

Executed by Unitract Syringe Pty Ltd in accordance with Section 127 of the Corporations Act 2001

/s/ Alan Shortall	f	/s/ Ramin Mojdeh	f
Signature of director		Signature of director

Alan Shortall		Ramin Mojdeh
Name of director (print)		Name of director (print)

Signature Page to Third Amendment to Credit Agreement

ROS ACQUISITION OFFSHORE LP, as the Lender
By OrbiMed Advisors LLC, its investment manager

By:	/s/ Samuel Isaly
Name: Samuel Isaly
Title: Managing Member

Signature Page to Third Amendment to Credit Agreement

Disclosure Letter

Pursuant to the Amendments to the Credit Agreement and Royalty Agreement dated as of October 13, 2015 (the “Amendments”), by and between Unilife Medical Solutions, Inc., a Delaware corporation (the “Company”) and ROS Acquisition Offshore LP (the “Lender”), the Company hereby provides to the Lender these disclosures (“Disclosures”) to modify the representations and warranties made and referenced in the Amendments.

Inclusion of any item in these Disclosures (i) except to the extent expressly stated in these Disclosures, does not represent a determination by the Company that such item is “material,” nor shall it be deemed to establish a standard of materiality; (ii) does not represent a determination by the Company that such item did not arise in the ordinary course of business; and (iii) shall not constitute or be deemed to be an admission to any third party concerning any item set forth herein.

Except as otherwise limited herein, all information and disclosures made herein are made as of the date hereof. Terms not otherwise defined herein will have the definitions set forth in the Loan Documents.

•	With respect to Section 6.6 of the Credit Agreement, please see the Company’s most recent 10-K filed with the Securities and Exchange Commission on September 14, 2015 and the 8-Ks filed since that date.

•	With respect to Section 6.19 of the Credit Agreement, please see the Company’s 8-K filed on October 7, 2015 describing a loan from the Company’s CEO.

•	With respect to Section 6.7 of the Credit Agreement, please see the litigation and contingency disclosures in the Company’s most recent 10-K filed with the Securities and Exchange Commission on September 14, 2015.

•	The Company is late on the October lease payment for its King of Prussia, Pennsylvania facility and is therefore in default under the lease. The Company expects to use proceeds received in connection with the Amendments to make the payment along with accrued interest.

•	Mechanics liens have been filed on the Company’s York, Pennsylvania premises by a Company contractor at that facility, and subcontractors to that contractor have provided notice of intent to file mechanics liens as well. The Company expects to pursue fundraising opportunities in order to make payments to both the contractor and subcontractors. Unless and until the Company receives additional funding, further mechanics liens may be filed.

•	Unilife received notice from an equipment provider dated October 9, 2015 that the Company is past due on a purchase order and that the nonpayment constitutes a default under the purchase order. The Company expects to use proceeds received in connection with the Amendments to make payment on the purchase order.

•	A supplier filed a complaint against the Company on October 5, 2015 for non-payment of invoices for products provided to Company. The Company has since paid the amount owed.

•	The Company is late and in default under a purchase order with one of its suppliers. The Company maintains communications with the supplier and has verbally agreed with the supplier on a payment schedule.

•	Litigation filed on April 8, 2013 by Biodel, Inc.

•	Administrative claim before the Pennsylvania Human Relations Commission filed on September 29, 2015 by a former employee/machine operator.

•	The Company may not have provided copies of Material Agreements within the timeframe set forth in the Credit Agreement. Copies of Material Agreements have been noted and delivered separately to the Lender.

•	The Company obtained a continued waiver from the Lender of the covenant to maintain a $5.0 million cash balance until October 13, 2015.